Exhibit 10.9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKEDBY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELYCAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

SIDE LETTER

TO

LICENSING AGREEMENT

THIS SIDE LETTER TO THE LICENSING AGREEMENT (this “September 1st Letter”) is effective as of September 1, 2023 (the “Effective Date”), and is entered into by and between ABG-SI LLC (“Licensor”) and The Arena Group Holdings, Inc. (f/k/a TheMaven, Inc., “Licensee”) concerning that certain Licensing Agreement dated as of June 14, 2019, as amended by Amendment No. 1 to the Licensing Agreement effective as of September 1, 2019, Amendment No. 2 to the Licensing Agreement effective as of April 1, 2020, Amendment No. 3 to the Licensing Agreement effective as of July 28, 2020, Amendment No. 4 to the Licensing Agreement effective as of June 4, 2021, that certain side letter agreement dated June 4, 2021 (the “June 4th Letter”), Amendment No. 5 to the Licensing Agreement effective as of September 16, 2022 (“Amendment No. 5”), and from time to time (collectively, the “License Agreement”). All capitalized terms used and not specifically defined herein shall have the meanings ascribed to them in the License Agreement.

In consideration of the mutual covenants and agreements hereinafter contained on the part of each of the parties hereto to be kept, observed and performed, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.	Payment Terms.

(a)	Notwithstanding the terms of Section 7(a)(i) of the License Agreement, as of the payment that would otherwise be due on October 1, 2023, the GMR shall be payable by Licensee to Licensor in equal monthly payments of [*] ($[*]), due upon the first day of October, November, and December (each a “Monthly Payment”) in 2023 only.

(b)	Should Licensee fail to timely make a Monthly Payment and such failure is not cured within ten (10) days, Licensor may, at its sole discretion, by written notice to Licensee accelerate the full amount of any remaining GMR payment for the applicable Contract Quarter, which shall become due and payable immediately, and Section 1(a) above will be of no further effect.

(c)	Licensor and Licensee acknowledge and agree that Licensee has signed a binding letter of intent with Simplify Inventions, LLC and its founder, Manoj Bhargava, to enter into that certain transaction that is described in greater detail in the ‘News Release’ attached hereto as Exhibit A of this September 1st Letter (the “Transaction”). Should the Transaction close at any time prior to any Monthly Payment becoming due under Section 1(a) above, then the full amount of any remaining GMR payment for the applicable Contract Quarter (e.g., each and every Monthly Payment that has not yet been paid by Licensee to Licensor), shall become due and payable immediately, and Section 1(a) above will be of no further effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have entered into this September 1st Letter effective as of the Effective Date.

Licensor:		Licensee:
ABG-SI LLC		The Arena Group Holdings, Inc.
(f/k/a TheMaven, Inc.)

By:	/s/ Jay Dubliner	By:	/s/ Andrew Q. Kraft
Print:	Jay Dubliner	Print:	Andrew Q. Kraft
Title:	Chief Legal Officer	Title:	Chief Operating Officer
Date:	10/1/2023	Date:	9/30/2023

2

Exhibit A

See attached.

3